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                                                                    EXHIBIT 23.1



                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement No. 333-47914 of THQ Inc. on Form S-3 of our report dated February 24, 2000 appearing in the Annual Report on Form 10-K/A of THQ Inc. for the year ended December 31, 1999 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP
Los Angeles, California
November 13, 2000






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